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                                                                   Exhibit 14(a)




                          INDEPENDENT AUDITORS' CONSENT





We consent to the use in this Registration Statement on Form N-14 of Eaton Vance Mutual Funds Trust on behalf of Eaton Vance Tax-Managed Emerging Growth Fund (the "Fund") of our report dated December 5, 1997 relating to Eaton Vance Tax-Managed Emerging Growth Fund, which report is included in the Annual Report to Shareholders for the year ended October 31, 1997, which is part of such Registration Statement.

We also consent to the reference to our Firm under the heading "Emerging Growth Financial Highlights" and "Experts".




                                       /s/ DELOITTE & TOUCHE LLP
October 20, 1998                           -----------------------------
Boston, Massachusetts                      Deloitte & Touche LLP